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                          Hyperion Software Corporation

        Exhibit (11.1) - Statement Re: Computation of Earnings Per Share
                    (in thousands, except per share amounts)



                                                       YEAR ENDED JUNE 30,
                                                1997          1996         1995
                                              -----------------------------------
PRIMARY
    Weighted average number of
      common shares outstanding                17,412        16,622        15,644
    Weighted average number of
      common equivalent shares
      outstanding                               1,043         1,253         1,672
                                              -----------------------------------
                                               18,455        17,875        17,316
                                              ===================================

    Net income                                $11,878        $9,457       $12,139
                                              ===================================

    Per share amount                          $   .64        $  .53       $   .70
                                              ===================================

FULLY DILUTED
    Weighted average number of
      common shares outstanding                17,412        16,622        15,644
    Weighted average number of
      common equivalent shares
      outstanding                               1,286         1,311         1,836
                                              -----------------------------------
                                               18,698        17,933        17,480
                                              ===================================

    Net income                                $11,878        $9,457       $12,139
                                              ===================================

    Per share amount                          $   .64        $  .53       $   .69
                                              ===================================